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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


To The Board of Directors
PNB Financial Group
Newport Beach, CA

We consent to the incorporation of our report dated January 29, 1998, included in this form 10KSB in the previously filed Registration Statements of PNB Financial Group on Form S-8 (Commission file Numbers 333-03241, 333-17997, 333-17999 and 333-36255.



McGladrey & Pullen, LLP


Anaheim, California
March 30, 1998